Exhibit 99.2

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2003 (the “Report”) by Schlotzsky’s, Inc. (“Registrant”), the undersigned hereby certifies that:

1.               The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

/s/ RICHARD H. VALADE
Name:	Richard H. Valade
Title:	Executive Vice President and Treasurer, Chief Financial Officer
Date:	May 15, 2003

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.